Exhibit  "16"


               LETTER REGARDING CHANGE IN ACCOUNTANTS FOR FORM 8-K
               ---------------------------------------------------
                       (Assurance Manual Section 35A2.10)
                     B D O INTERNATIONAL L E T T E R H E A D

March  27,  2002

Securities  and  Exchange  Commission
450  5th  Street  N.W.
Washington,  D.C.  20549

Gentlemen:
We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on March 12, 2002, to be filed by our former client, Bluepoint Linux Software Corp. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very  truly  yours,